UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 9, 2012

Legacy Reserves LP

(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall, Suite 1400 Midland, Texas (Address of principal executive offices)	79701 (Zip Code)

Registrant’s telephone number, including area code:   (432) 689-5200

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Legacy Reserves LP’s 2012 annual meeting of unitholders (the “Annual Meeting”) was held Wednesday, May 9, 2012.  At the Annual Meeting, two items were submitted to unitholders for vote:  the election of seven nominees to serve on the board of directors of Legacy Reserves GP, LLC, our general partner (the “Board”), during 2012 and until our next annual meeting, and the ratification of the appointment of BDO USA, LLP as independent registered public accounting firm of Legacy Reserves LP for the fiscal year ending December 31, 2012.  There were no solicitations in opposition to the Board’s solicitations.  Out of a total of 47,920,179 units outstanding and entitled to vote, 43,484,288 units (90.74%) were present at the meeting in person or by proxy.

Election of Directors

There were seven nominees for election to serve as directors of our general partner. Each of the nominees for election to the Board was a director of our general partner at the time of the Annual Meeting. The final results of the voting with respect to each nominee to the board were as follows:

Nominee	For	Withheld	Broker Non-Votes
Cary D. Brown	22,770,989	150,070	20,563,229
Kyle A. McGraw	22,753,365	167,694	20,563,229
Dale A. Brown	22,274,472	646,587	20,563,229
G. Larry Lawrence	22,506,413	414,646	20,563,229
William D. Sullivan	22,517,568	403,491	20,563,229
William R. Granberry	22,312,734	608,325	20,563,229
Kyle D. Vann	22,514,379	406,680	20,563,229

There were no votes against.

Ratification of the Appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm for the Fiscal Year ending December 31, 2012

The final results of the voting with respect to the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 were as follows:

For	Against	Abstain	Broker Non-Votes
43,163,616	252,465	68,207	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Legacy Reserves LP

	By:	Legacy Reserves GP, LLC,
its General Partner

Date: May 15, 2012	By:	/s/ Dan G. LeRoy
	Name:	Dan G. LeRoy
	Title:	Vice President, General Counsel and Secretary